Exhibit 99.1

Rimini Street Statement on Recent Oracle Litigation Activity

LAS VEGAS, January 13, 2022 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner, issued the following statement in reference to recent activity in its long-running, eleven year litigation with Oracle:

“Yesterday, the U.S. Federal Court issued its findings and order following an evidentiary hearing in September 2021 on its Order to Show Cause. The matter was related to the permanent injunction that has been in place since 2018. The permanent injunction defines the manner in which Rimini Street can provide support services for certain Oracle product lines but does not prohibit support of any Oracle products.

Despite extensive discovery by Oracle that commenced over two years ago and included millions of pages of documents, only ten (10) items were ultimately before the Court in the evidentiary hearing.

In its findings and order from the hearing, the Court ruled in favor of Rimini Street on five (5) items. With respect to the other five (5) items, the Court found the Company violated the permanent injunction, awarded sanctions of $630,000 and ordered that certain computer files be quarantined from use. Oracle may also recover its reasonable attorneys’ fees.

While Rimini Street respects and takes court orders and the law very seriously and strives to comply with both, we respectfully disagree with many of the Court’s findings. Rimini Street is evaluating its options and considering potential next steps, which could include an appeal to the U.S. Ninth Circuit Court of Appeals.

Rimini Street is also looking forward to litigating the matters in the lawsuit brought by Rimini Street against Oracle in 2014, including our claim that Oracle has engaged in illegal anticompetitive conduct.”

Rimini Street Statement on Recent Oracle Litigation Activity	Page 2
About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI), a Russell 2000® Company, is a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner. The Company offers premium, ultra-responsive and integrated application management and support services that enable enterprise software licensees to save significant costs, free up resources for innovation and achieve better business outcomes. To date, more than 4,400 Fortune 500, Fortune Global 100, midmarket, public sector and other organizations from a broad range of industries have relied on Rimini Street as their trusted application enterprise software products and services provider. To learn more, please visit http://www.riministreet.com, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, the impact of our credit facility’s ongoing debt service obligations and financial covenants and operational covenants on our business and related interest rate risk, the duration of and operational and financial impacts on our business of the COVID-19 pandemic and related economic impact, as well as the actions taken by governmental authorities, clients or others in response to the COVID-19 pandemic; catastrophic events that disrupt our business or that of our current and prospective clients, changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse developments in pending litigation or in the government inquiry or any new litigation; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth initiatives; the sufficiency of our cash and cash equivalents to meet our liquidity requirements, including under our new credit facility; our ability to maintain an effective system of internal control over financial reporting, and our ability to remediate identified material weaknesses in our internal controls, including in relation to the accounting treatment of our warrants; changes in taxes, laws and regulations; competitive product and pricing activity; challenges of managing growth profitably; the customer adoption of our recently introduced products and services, including our Application Management Services (AMS), Rimini Street Advanced Database Security, and services for Salesforce Sales Cloud and Service Cloud products, in addition to other products and services we expect to introduce in the future; the loss of one or more members of Rimini Street’s management team; uncertainty as to the long-term value of Rimini Street’s equity securities; and those discussed under the heading “Risk Factors” in Rimini Street’s Quarterly Report on Form 10-Q filed on November 3, 2021, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the

Rimini Street Statement on Recent Oracle Litigation Activity	Page 3
date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

# # #

© 2022 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Contact
Vikki Hansen
Rimini Street, Inc.
+1 (708) 556-3185
vhansen@riministreet.com